EXHIBIT 1

                   Agreement of Joint Filing


     The undersigned hereby agree that they are filing jointly pursuant to Rule 13d-1(k)(1) of the Securities Exchange Act of 1934, as amended, Amendment No. 3 dated May 9, 2005, containing the information required by Schedule 13D, for the shares of Common Stock of SJW Corp. beneficially owned by George E. Moss and Nancy O. Moss.


Dated:  May 9, 2005


                                  /s/ George E. Moss
                                  ---------------------
                                  George E. Moss


                                 /s/ Nancy O. Moss
                                  ---------------------
                                  Nancy O. Moss